SLM Student Loan Trust 1997-4
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$633,388,250.52	($38,687,872.53)	$594,700,377.99
	ii	Interest to be Capitalized	3,405,058.34		3,011,282.22

	iii	Total Pool	$636,793,308.86		$597,711,660.21

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$636,793,308.86		$597,711,660.21

B	i	Weighted Average Coupon (WAC)	4.225%		4.226%
	ii	Weighted Average Remaining Term	86.00		85.18
	iii	Number of Loans	278,079		265,739
	iv	Number of Borrowers	105,646		100,649

	Notes and Certificates			Spread	Balance 04/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1 Notes	78442GAU0	0.75%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAV8	0.75%	546,893,308.86	85.882%	507,811,660.21	84.959%
	iii	Certificates	78442GAW6	1.05%	89,900,000.00	14.118%	89,900,000.00	15.041%

	iv	Total Notes and Certificates			$636,793,308.86	100.000%	$597,711,660.21	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,591,983.27	$1,494,279.15
	iv	Reserve Account Floor Balance ($)	$2,502,640.00	$2,502,640.00
	v	Current Reserve Acct Balance ($)	$2,502,640.00	$2,502,640.00

II. 1997-4 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$34,502,300.19
	ii	Principal Collections from Guarantor	6,548,093.15
	iii	Principal Reimbursements	16,943.57
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$41,067,336.91

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$101,963.13
	ii	Capitalized Interest	(2,481,427.51)

	iii	Total Non-Cash Principal Activity	$(2,379,464.38)

C	Total Student Loan Principal Activity		$38,687,872.53

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,020,165.48
	ii	Interest Claims Received from Guarantors	301,368.46
	iii	Collection Fees/Return Items	37,154.34
	iv	Late Fee Reimbursements	222,653.80
	v	Interest Reimbursements	24,798.17
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(1,025.30)
	viii	Subsidy Payments	741,532.27

	ix	Total Interest Collections	$4,346,647.22

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$4,944.90
	ii	Capitalized Interest	2,481,427.51

	iii	Total Non-Cash Interest Adjustments	$2,486,372.41

F	Total Student Loan Interest Activity		$6,833,019.63

G.	Non-Reimbursable Losses During Collection Period		$99,421.70

H.	Cumulative Non-Reimbursable Losses to Date		$3,505,032.28

III. 1997-4 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
i	Principal Payments Received	$30,683,835.02
ii	Consolidation Principal Payments	10,366,558.32
iii	Reimbursements by Seller	1,965.22
iv	Borrower Benefits Reimbursements	4,777.34
v	Reimbursements by Servicer	1,782.40
vi	Re-purchased Principal	8,418.61

vii	Total Principal Collections	$41,067,336.91

B	Interest Collections
i	Interest Payments Received	$3,943,921.57
ii	Consolidation Interest Payments	118,119.34
iii	Reimbursements by Seller	1,451.81
iv	Borrower Benefits Reimbursements	238.14
v	Reimbursements by Servicer	22,347.26
vi	Re-purchased Interest	760.96
vii	Collection Fees/Return Items	37,154.34
viii	Late Fees	222,653.80

ix	Total Interest Collections	$4,346,647.22

C	Other Reimbursements	$383,715.09

D	Administrator Account Investment Income	$—

E	Return funds borrowed for previous distribution	$—

TOTAL FUNDS RECEIVED	$45,797,699.22
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(870,211.99)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$44,927,487.23

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$414,720.88
ii	Percentage of Principal Calculation	$429,065.44
iii	Lesser of Unit or Principal Calculation	$414,720.88

H	Servicing Fees Due for Current Period	$414,720.88

I	Carryover Servicing Fees Due	$30,832.95
Apr-04	Servicing Carryover	$—
May-04	Servicing Carryover	$16,488.39
Jun-04	Servicing Carryover	$14,344.56

TOTAL: Carryover Servicing Fee Due	$30,832.95

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$465,553.83

IV. 1997-4	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	3.973%	3.980%	1,959	1,481	0.704%	0.557%	$6,766,388.92	$5,219,707.61	1.068%	0.878%

Grace
Current	4.068%	4.011%	421	587	0.151%	0.221%	$1,515,789.39	$1,990,074.05	0.239%	0.335%

TOTAL INTERIM	3.990%	3.988%	2,380	2,068	0.856%	0.778%	$8,282,178.31	$7,209,781.66	1.308%	1.212%
REPAYMENT
Active
Current	4.274%	4.275%	184,845	177,846	66.472%	66.925%	$336,234,182.75	$316,643,680.29	53.085%	53.244%
31-60 Days Delinquent	4.291%	4.272%	8,862	9,367	3.187%	3.525%	$24,692,095.71	$25,150,725.44	3.898%	4.229%
61-90 Days Delinquent	4.274%	4.278%	5,250	5,289	1.888%	1.990%	$16,911,195.05	$15,835,401.40	2.670%	2.663%
91-120 Days Delinquent	4.284%	4.254%	2,881	3,567	1.036%	1.342%	$9,612,610.41	$11,256,113.70	1.518%	1.893%
> 120 Days Delinquent	4.277%	4.286%	9,160	9,345	3.294%	3.517%	$32,634,115.59	$32,390,880.97	5.152%	5.447%

Deferment
Current	3.959%	3.950%	33,454	29,414	12.030%	11.069%	$96,837,377.25	$85,429,045.08	15.289%	14.365%

Forbearance
Current	4.284%	4.278%	30,137	27,641	10.838%	10.402%	$104,382,615.06	$96,708,980.25	16.480%	16.262%

TOTAL REPAYMENT	4.227%	4.228%	274,589	262,469	98.745%	98.769%	$621,304,191.82	$583,414,827.13	98.092%	98.102%
Claims in Process (1)	4.299%	4.257%	1,108	1,195	0.398%	0.450%	$3,798,171.45	$4,030,914.82	0.600%	0.678%
Aged Claims Rejected (2)	4.220%	4.220%	2	7	0.001%	0.003%	$3,708.94	$44,854.38	0.001%	0.008%
GRAND TOTAL	4.225%	4.226%	278,079	265,739	100.000%	100.000%	$633,388,250.52	$594,700,377.99	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1997-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.272%	189,372	$389,897,759.52	65.562%
- GSL - Unsubsidized	4.151%	61,115	$160,509,928.69	26.990%
- PLUS Loans	4.055%	8,771	$22,137,357.48	3.722%
- SLS Loans	4.097%	6,481	$22,155,332.30	3.725%

- Total	4.226%	265,739	$594,700,377.99	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.233%	221,384	$514,118,720.73	86.450%
-Two Year	4.184%	32,075	$58,226,613.82	9.791%
-Technical	4.185%	12,273	$22,324,416.19	3.754%
-Other	4.870%	7	$30,627.25	0.005%

- Total	4.226%	265,739	$594,700,377.99	100.000%

*Percentages may not total 100% due to rounding.

VI. 1997-4 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$5,388,505.47
B	Interest Subsidy Payments Accrued During Collection Period		665,252.37
C	SAP Payments Accrued During Collection Period		8,717.22
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		111,559.12
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$6,174,034.18

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$6,174,034.18
	iv	Primary Servicing Fee	$1,284,932.87
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$636,793,308.86
	vii	Student Loan Rate	3.07532%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(4/26/04 - 7/26/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			1.95562%
K	Class A-2 Interest Rate	0.004862322	(4/26/04 - 7/26/04)	1.95562%
L	Certificate T-Bill Based Rate of Return			2.25562%
M	Certificate Rate of Return	0.005608224	(4/26/04 - 7/26/04)	2.25562%

VII. 1997-4 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
4/26/2004	–	4/26/2004	1	0.949%	1.6990%	1.9990%

4/27/2004	–	5/3/2004	7	0.985%	1.7350%	2.0350%

5/4/2004	–	5/10/2004	7	1.001%	1.7510%	2.0510%

5/11/2004	–	5/17/2004	7	1.078%	1.8280%	2.1280%

5/18/2004	–	5/24/2004	7	1.058%	1.8080%	2.1080%

5/25/2004	–	6/1/2004	8	1.066%	1.8160%	2.1160%

6/2/2004	–	6/7/2004	6	1.150%	1.9000%	2.2000%

6/8/2004	–	6/14/2004	7	1.251%	2.0010%	2.3010%

6/15/2004	–	6/21/2004	7	1.413%	2.1630%	2.4630%

6/22/2004	–	6/28/2004	7	1.336%	2.0860%	2.3860%

6/29/2004	–	7/6/2004	8	1.381%	2.1310%	2.4310%

7/7/2004	–	7/12/2004	6	1.344%	2.0940%	2.3940%

7/13/2004	–	7/25/2004	13	1.336%	2.0860%	2.3860%

Total Days in Accrual Period			91

VIII. 1997-4 Inputs From Previous Quarterly Servicing Reports 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$633,388,250.52
	ii	Interest To Be Capitalized	3,405,058.34

	iii	Total Pool	$636,793,308.86
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$636,793,308.86

B	Total Note and Certificate Factor		0.24807873655
C	Total Note and Certificate Balance		$636,793,308.86

D	Note Balance 4/26/04		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.5529760454	1.0000000000
	ii	Expected Note Balance	$0.00	$546,893,308.86	$89,900,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,502,640.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1997-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F + VI-D)		$45,039,046.35	$45,039,046.35

B	Primary Servicing Fees-Current Month		$414,720.88	$44,624,325.47

C	Administration Fee		$20,000.00	$44,604,325.47

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$44,604,325.47
	ii	Class A-2	$2,659,171.59	$41,945,153.88

	iii	Total Noteholder’s Interest Distribution	$2,659,171.59

E	Certificateholder’s Return Distribution Amount		$504,179.34	$41,440,974.54

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$41,440,974.54
	ii	Class A-2	$39,081,648.65	$2,359,325.89

	iii	Total Noteholder’s Principal Distribution	$39,081,648.65

G	Certificateholder’s Balance Distribution Amount		$0.00	$2,359,325.89

H	Increase to the Specified Reserve Account Balance		$0.00	$2,359,325.89

I	Carryover Servicing Fees		$30,832.95	$2,328,492.94

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$2,328,492.94
	ii	Class A-2	$0.00	$2,328,492.94

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$2,328,492.94

L	Excess to Reserve Account		$2,328,492.94	$0.00

X. 1997-4 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$2,659,171.59	$504,179.34
	ii	Quarterly Interest Paid		0.00	2,659,171.59	504,179.34

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv v	Interest Carryover Due Interest Carryover Paid		$0.00 0.00	$0.00 0.00	$0.00 0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$39,081,648.65	$0.00
	viii	Quarterly Principal Paid		0.00	39,081,648.65	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$41,740,820.24	$504,179.34

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$636,793,308.86
	ii	Adjusted Pool Balance 6/30/04		597,711,660.21

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i - ii)		$39,081,648.65

	iv	Adjusted Pool Balance 3/31/04		$636,793,308.86
	v	Adjusted Pool Balance 6/30/04		597,711,660.21

	vi	Current Principal Due (iv - v)		$39,081,648.65
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$39,081,648.65

	ix	Principal Distribution Amount Paid		$39,081,648.65

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$39,081,648.65
D		Total Interest Distribution		3,163,350.93

E		Total Cash Distributions - Note and Certificates		$42,244,999.58

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	(78442GAU0)	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GAV8)	$546,893,308.86	$507,811,660.21
		A-2 Note Pool Factor		0.5529760454	0.5134597171

	iii	Certificate Balance	(78442GAW6)	$89,900,000.00	$89,900,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,502,640.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$2,328,492.94

	iv	Total Reserve Account Balance Available			$4,831,132.94
	v	Required Reserve Account Balance			$2,502,640.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$2,328,492.94
	viii	Ending Reserve Account Balance			$2,502,640.00

XI. 1997-4 Historical Pool Information

					2003	2002
			4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$633,388,250.52	$698,302,319.26	$1,040,902,991.04	$1,435,220,066.05

	Student Loan Principal Activity
	i	Regular Principal Collections	$34,502,300.19	$60,325,012.72	$269,057,447.02	$185,761,558.77
	ii	Principal Collections from Guarantor	6,548,093.15	6,909,124.41	$29,459,002.67	$34,687,073.17
	iii	Principal Reimbursements	16,943.57	214,839.78	$59,888,873.16	$202,343,254.73
	iv	Other System Adjustments	—	—	$—	$—

	v	Total Principal Collections	$41,067,336.91	$67,448,976.91	$358,405,322.85	$422,791,886.67
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$101,963.13	$109,938.96	$2,138,016.86	$4,316,739.77
	ii	Capitalized Interest	(2,481,427.51)	(2,644,847.13)	$(17,942,667.93)	(32,791,551.43)

	iii	Total Non-Cash Principal Activity	$(2,379,464.38)	$(2,534,908.17)	$(15,804,651.07)	$(28,474,811.66)

(-)	Total Student Loan Principal Activity		$38,687,872.53	$64,914,068.74	$342,600,671.78	$394,317,075.01

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,020,165.48	$3,469,041.49	$19,739,439.48	$37,289,733.04
	ii	Interest Claims Received from Guarantors	301,368.46	326,293.12	$1,595,415.40	$2,359,800.07
	iii	Collection Fees/Return Items	37,154.34	47,105.82	$130,723.14	$39,954.72
	iv	Late Fee Reimbursements	222,653.80	304,512.64	$1,120,444.65	$1,151,663.54
	v	Interest Reimbursements	24,798.17	21,836.45	$479,939.40	$1,743,964.42
	vi	Other System Adjustments	—	—	$—	$—
	vii	Special Allowance Payments	(1,025.30)	(688.85)	$(1,775.56)	$(4,761.58)
	viii	Subsidy Payments	741,532.27	757,431.59	$4,565,410.13	$8,641,039.50

	ix	Total Interest Collections	$4,346,647.22	$4,925,532.26	$27,629,596.64	$51,221,393.71
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$4,944.90	$7,803.77	$(1,682,692.91)	$(3,755,872.11)
	ii	Capitalized Interest	2,481,427.51	2,644,847.13	$17,942,667.93	32,791,551.43

	iii	Total Non-Cash Interest Adjustments	$2,486,372.41	$2,652,650.90	$16,259,975.02	$29,035,679.32

	Total Student Loan Interest Activity		$6,833,019.63	$7,578,183.16	$43,889,571.66	$80,257,073.03
(=)	Ending Student Loan Portfolio Balance		$594,700,377.99	$633,388,250.52	$698,302,319.26	$1,040,902,991.04
(+)	Interest to be Capitalized		$3,011,282.22	$3,405,058.34	$3,659,871.84	$6,239,310.87

(=)	TOTAL POOL		$597,711,660.21	$636,793,308.86	$701,962,191.10	$1,047,142,301.91

(+)	Reserve Account Balance		$—	$—	$—	$2,617,855.75

(=)	Total Adjusted Pool		$597,711,660.21	$636,793,308.86	$701,962,191.10	$1,049,760,157.66

XII. 1997-4 Historical Pool Information (continued)

			2001	2000	1999	1998
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	10/27/97-12/31/98
Beginning Student Loan Portfolio Balance			$1,733,601,289.57	$1,963,204,981.54	$2,214,648,812.93	$2,443,276,738.87

	Student Loan Principal Activity
	i	Regular Principal Collections	$230,218,923.95	$201,946,641.95	$193,934,982.47	$217,509,395.11
	ii	Principal Collections from Guarantor	$36,794,787.69	$26,697,326.99	37,546,187.53	60,619,932.26
	iii	Principal Reimbursements	$75,136,212.39	$58,405,129.22	78,926,911.31	34,492,587.94
	iv	Other System Adjustments	$—	$—	—	—

	v	Total Principal Collections	$342,149,924.03	$287,049,098.16	$310,408,081.31	$312,621,915.31
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$3,597,144.55	$6,890,145.77	$8,439,141.92	$9,824,857.85
	ii	Capitalized Interest	(47,365,845.06)	$(64,335,551.96)	(67,403,391.84)	(93,818,847.22)

	iii	Total Non-Cash Principal Activity	$(43,768,700.51)	$(57,445,406.19)	$(58,964,249.92)	$(83,993,989.37)

(-)	Total Student Loan Principal Activity		$298,381,223.52	$229,603,691.97	$251,443,831.39	$228,627,925.94

	Student Loan Interest Activity
	i	Regular Interest Collections	$65,566,574.58	$78,658,721.44	$86,533,733.15	$102,639,871.99
	ii	Interest Claims Received from Guarantors	$2,798,539.27	$1,718,963.29	2,294,617.13	3,743,601.43
	iii	Collection Fees/Return Items	—	—	—	—
	iv	Late Fee Reimbursements	$1,463,919.12	$1,492,396.38	1,431,940.89	436,370.18
	v	Interest Reimbursements	$764,146.95	$698,981.30	1,317,404.78	605,682.73
	vi	Other System Adjustments	$—	$(730.21)	—	—
	vii	Special Allowance Payments	$3,839,824.24	$17,276,932.31	998,229.38	1,685,553.55
	viii	Subsidy Payments	$14,665,933.17	$19,626,030.37	30,097,232.46	42,104,685.68

	ix	Total Interest Collections	$89,098,937.33	$119,471,294.88	$122,673,157.79	$151,215,765.56
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,965,318.08)	$(6,521,111.24)	$(7,788,412.33)	$(8,807,032.37)
	ii	Capitalized Interest	47,365,845.06	$64,335,551.96	67,403,391.84	93,818,847.22

	iii	Total Non-Cash Interest Adjustments	$44,400,526.98	$57,814,440.72	$59,614,979.51	$85,011,814.85

	Total Student Loan Interest Activity		$133,499,464.31	$177,285,735.60	$182,288,137.30	$236,227,580.41
(=)	Ending Student Loan Portfolio Balance		$1,435,220,066.05	$1,733,601,289.57	$1,963,204,981.54	$2,214,648,812.93
(+)	Interest to be Capitalized		$9,925,688.69	$13,311,833.51	$23,363,678.25	$34,676,758.49

(=)	TOTAL POOL		$1,445,145,754.74	$1,746,913,123.08	$1,986,568,659.79	$2,249,325,571.42

(+)	Reserve Account Balance		$3,612,864.39	$4,367,282.81	$4,966,421.65	$5,623,313.93

(=)	Total Adjusted Pool		$1,448,758,619.13	$1,751,280,405.89	$1,991,535,081.44	$2,254,948,885.35

XIII. 1997-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-98	$2,502,639,587	—
Apr-98	$2,412,986,081	5.29%
Jul-98	$2,363,582,528	4.42%
Oct-98	$2,304,577,423	4.39%
Jan-99	$2,249,325,571	4.22%
Apr-99	$2,185,505,891	4.25%
Jul-99	$2,095,431,321	4.96%
Oct-99	$2,038,236,049	4.69%
Jan-00	$1,986,568,660	4.34%
Apr-00	$1,930,401,297	4.09%
Jul-00	$1,871,338,101	3.93%
Oct-00	$1,803,170,166	3.95%
Jan-01	$1,746,913,123	3.76%
Apr-01	$1,693,115,266	3.53%
Jun-01	$1,626,671,547	3.53%
Oct-01	$1,546,418,516	3.73%
Jan-02	$1,445,145,755	4.27%
Apr-02	$1,351,548,463	4.67%
Jul-02	$1,275,556,292	4.81%
Oct-02	$1,154,063,857	5.70%
Jan-03	$1,047,142,302	6.41%
Apr-03	$951,458,020	6.98%
Jul-03	$898,809,187	6.81%
Oct-03	$769,885,313	8.13%
Jan-04	$701,962,191	8.35%
Apr-04	$636,793,309	8.57%
Jul-04	$597,711,660	8.24%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.